Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (S-4 No. 333-213390) of Tesla Motors, Inc. and related Joint Proxy Statement / Prospectus of Tesla Motors, Inc. and Solar City Corporation of our report dated February 10, 2016, with respect to the consolidated financial statements of SolarCity Corporation and the effectiveness of internal control over financial reporting of SolarCity Corporation, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Los Angeles, California

December 2, 2016